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Exhibit 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT
TO SECTION 111(b) (4) OF THE EMERGENCY ECONOMIC STABILIZATION ACT OF 2008

I, James H. Langmead, Executive Vice President and Chief Financial Officer of Eagle Bancorp, Inc. (the "Company"), certify, based on my knowledge, that:

        (i)    the Executive Compensation Committee of the Board of Directors of the Company (the "compensation committee") has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer ("SEO") compensation plans and the employee compensation plans and the risks these plans pose to the Company;

        (ii)   the compensation committee has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company, and has identified any features of the employee compensation plans that pose risks to the Company and has limited during any part of the most recently completed fiscal year that was a TARP period those features to ensure that the Company is not unnecessarily exposed to risks;

        (iii)  the compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee, and has limited any such features;

        (iv)  the compensation committee will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

        (v)   the compensation committee will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

    (A)
    SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of the Company;

    (B)
    employee compensation plans that unnecessarily expose the Company to risks; and

    (C)
    employee compensation plans that could encourage the manipulation of reported earnings of the Company to enhance the compensation of an employee;

        (vi)  the Company has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or "clawback" provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

        (vii) the Company has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

        (viii)  the Company has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established there-under during any part of the most recently completed fiscal year that was a TARP period;

        (ix)  the Company and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to this policy, required approval of the Board of Directors, a committee of the Board of Directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

        (x)   the Company will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

        (xi)  the Company will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

        (xii) the Company will disclose whether the Company, the Board of Directors of the Company, or the compensation committee of the Company has engaged during any part of the most recently completed fiscal year that was a TARP period, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

        (xiii)  the Company has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

        (xiv) the Company has substantially complied with all other requirements related to employee compensation that are provided in the agreement between the Company and Treasury, including any amendments, during any part of the most recently completed fiscal year that was a TARP period;

        (xv) the Company is no longer a TARP recipient and is not required to submit to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

        (xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

Date: March 15, 2012	/s/ JAMES H. LANGMEAD James H. Langmead Executive Vice President and Chief Financial Officer

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  Exhibit 99.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 111(b) (4) OF THE EMERGENCY ECONOMIC STABILIZATION ACT OF 2008